ITEM 77D/77Q1(B)—POLICIES	WITH RESPECT TO SECURITIES INVESTMENTS:

Columbia Funds Variable Insurance Trust I

Columbia Variable Portfolio—International Opportunities Fund

Effective May 1, 2015, the Fund made certain changes to its principal investment strategies. Such revised policies are described in a supplement, dated February 4, 2015, to the Fund’s prospectus filed with the Securities and Exchange Commission on February 4, 2015 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0001193125-15-033681), which is hereby incorporated by reference as part of the response to Items 77D and 77Q1 of Form N-SAR.